Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 7, 2014

Plum Creek Timber Company, Inc.

601 Union Street, Suite 3100

Seattle, Washington 98101

Plum Creek Timberlands, L.P.

601 Union Street, Suite 3100

Seattle, Washington 98101

Re:	Plum Creek Timber Company, Inc. and
Plum Creek Timberlands, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”, and, together with the Company, the “Issuers”), in connection with the registration statement on Form S-3, filed on the date hereof by the Issuers (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (ii) fractional interests in any series of Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), to be entered into between the Company and a depositary to be named therein (each, a “Depositary”);

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 7, 2014

(iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein; and (v) guarantees (the “Guarantees” and, together with the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants, the “Offered Securities”) of senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued by the Partnership under an indenture, dated as of November 14, 2005 (as amended or supplemented, the “Indenture”), among the Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). The Registration Statement also relates to, among other things, the issuance and sale by the Partnership from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the Debt Securities, which may be issued under the Indenture.

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, representations, and warranties contained in originals or copies (including facsimiles or electronic versions), certified or otherwise identified to our satisfaction of the Registration Statement and such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In addition, as to certain facts material to our opinion, we have relied upon certain statements, representations, and covenants made on behalf of the Issuers by officers and other representatives of the Issuers, including representations and covenants set forth in a certificate (and accompanying exhibits) signed by an officer of the Company (the “REIT Certificate”), dated the date hereof, relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. We have, consequently, assumed and relied on the representations of such officers that the statements, representations, and covenants presented in the REIT Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations, and covenants are and will continue to be true without regard to any qualification as to knowledge, belief, or intent. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies, and the authenticity of the originals of such latter documents.

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 7, 2014

In rendering our opinion, we have assumed that the Registration Statement accurately describes the business operations and the anticipated future operations of the Company and its subsidiaries. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations, and warranties made by the Issuers (including those set forth in the REIT Certificate). Any change or inaccuracy in such facts (including events occurring subsequent to the effective date of the Registration Statement) could affect the conclusions stated herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of its subsidiaries has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no material changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the Company’s subsidiaries have been formed, and (iii) each of the written agreements to which the Company or its subsidiaries is a party has been and will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Service, or, if challenged, by the court.

Based solely upon and subject to the foregoing, we are of the opinion that, (i) for United States federal income tax purposes, commencing with its taxable year that ended on December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT and (ii) commencing with the period from the tax year that ended on

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 7, 2014

December 31, 1999 up to the date hereof, the Partnership has been properly treated for United States federal income tax purposes as a disregarded entity or as a partnership and not as a corporation or as an association or publicly traded partnership subject to tax as a corporation. As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

Except as expressly set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. This opinion is for your benefit and it may not be relied upon by any other person.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP